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                                                                EXHIBIT 15(a)(1)

                                AMENDMENT NO. 1
                 AMENDED AND RESTATED MASTER DISTRIBUTION PLAN


       The Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Equity Funds, Inc., a Maryland corporation, is hereby amended as follows:

       Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE A TO
                            MASTER DISTRIBUTION PLAN
                             AIM EQUITY FUNDS, INC.
                                (CLASS B SHARES)

                                                                     MAXIMUM
                                 ASSET BASED         SERVICE        AGGREGATE
FUND                            SALES CHARGE           FEE             FEE
AIM Blue Chip Fund                  0.75%             0.25%           1.00%

AIM Capital Development Fund        0.75%             0.25%           1.00%

AIM Charter Fund                    0.75%             0.25%           1.00%

AIM Constellation Fund              0.75%             0.25%           1.00%

AIM Weingarten Fund                 0.75%             0.25%           1.00%"

       All other terms and provisions of the Plan not amended herein shall remain in full force and effect.


Dated                      , 1997
      ---------------------

                                           AIM EQUITY FUNDS, INC.
                                           (on behalf of its Class B Shares)



Attest:                                    By:
        ---------------------                  ---------------------------------
       Assistant Secretary                               President